C A M P O
ELECTRONICS, APPLIANCES AND COMPUTERS, INC.



                        NEWS RELEASE

NOVEMBER 5, 1998                   CONTACT:  MALCOLM BALLINGER
                                              PRESIDENT & CEO
                                              (504) 867-5000

FOR IMMEDIATE RELEASE


       CAMPO ELECTRONICS, APPLIANCES AND COMPUTERS, INC.

NEW ORLEANS, LOUISIANA - NOVEMBER 5, 1998 - CAMPO ELECTRONICS, APPLIANCES AND COMPUTERS, INC. (OTC BULLETIN BOARD -CMPOQ).

Campo has filed a Motion in the U.S. Bankruptcy Court to convert from Chapter 11 Bankruptcy to Chapter 7 Bankruptcy.

Customers should continue to call the customer hotline @ 800-256-7408 between 9:00am - 4:00pm Monday - Friday, for speedy resolution of validated claims. Customers should also have copies of their invoices available for faster service.

Campo also announces that it intends to work with the Chapter 7 Trustee and Inventory Lenders to reopen select stores in the near future and offer special values on liquidation merchandise.